EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-44137 and 33-44139) pertaining to the Old Dominion Freight Line, Inc. Restricted Stock Agreement and 1991 Employee Stock Option Plan of Old Dominion Freight Line, Inc. and in the related Prospectus of our report dated January 21, 1998, with respect to the consolidated financial statements and schedule of Old Dominion Freight Line, Inc. and its subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                         Ernst & Young LLP
Winston-Salem, North Carolina
March 9, 1998



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